EXHIBIT 10.36

NEUTRAL TANDEM, INC.

AMENDMENT NO. 3 TO NEUTRAL TANDEM, INC.

2003 STOCK OPTION AND STOCK INCENTIVE PLAN

This Amendment No. 3 (“Amendment”) to the Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan (the “Plan”) amends the Plan effective as of such time as this Amendment is approved by the holders of a majority of the outstanding shares of capital stock of Neutral Tandem, Inc. (the “Company”) entitled to vote thereon, voting as a single class. Capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Plan.

1.	The first sentence of Section 3 of the Plan is hereby amended and restated to read in its entirety as follows:

“The total number of shares of capital stock of the Company that may be subject to Options, Restricted Stock grants and Other Rights under the Plan shall be 4,650,000 shares of the Company’s $0.001 par value common stock (the “Common Stock”), from either authorized but unissued shares or treasury shares.”

All references in the Plan and this Amendment to the “Plan” shall be deemed to be references to the Plan as amended hereby. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein, and the Plan, as amended hereby, shall remain in full force and effect as so amended.